Exhibit 10.1
ZHANGWO XU
Sitaizi Tengfei Building, 3rd Fl
Huanggu Distrcit
Shenyang, PRC 110034

April 14, 2011
Alpine Alpha 3, Ltd.
PO Box 735, Alpine,
New Jersey 07620

Re: Zhangwo USA Holdings Group, Inc. (the “Company”)

Gentlemen,

As the sole shareholder of all of the outstanding common stock, being 100 shares, of the Company, par value $.001 per share (the “Zhangwo Shares”), the undersigned hereby agrees to sell, assign, transfer, convey and deliver all of the Zhangwo Shares to Alpine Alpha 3, Ltd. (“AA3”). In full consideration and exchange for the Zhangwo Shares, AA3 shall issue and exchange to the undersigned 17,000,000 shares of the common stock of AA3, par value $.001 per share (the “AA3 Shares”).

It the intention of the parties that:  (i) the said exchange of shares shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) the said exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “1933 Act”).

Please indicate your agreement with all of the foregoing by signing in the appropriate place below and returning to the undersigned one copy of this letter.

Very truly yours,

/s/ Zhangwo Xu
Zhangwo Xu

TERMS AGREED TO:

ALPINE ALPHA 3, LTD.

By:	/s/ James Hahn
James Hahn

ACKNOWLEDGED BY:

ZHANGWO USA HOLDINGS GROUP, INC.

By:	/s/ Zhangwo Xu
Zhangwo Xu
Chief Executive Officer